Exhibit 99.1

CONTACTS:
Media:	Bill Mintz	(713) 296-7276
	Robert Dye	(713) 296-6662
Investor:	Tom Chambers	(713) 296-6685
	Rob Rayphole	(713) 296-6160

Website:	www.apachecorp.com
APACHE’S THIRD-QUARTER EARNINGS INCREASE 74 PERCENT AS PRODUCTION RISES 10 PERCENT
     Houston, Nov. 4, 2010 — Apache Corporation (NYSE, Nasdaq: APA) today reported net income of $765 million, up 74 percent from $441 million in the prior-year period. Apache earned $2.12 per diluted common share in the third quarter compared with $1.30 per share in the year-earlier quarter.
     Worldwide production increased 10 percent from the year-earlier quarter to 667,460 barrels of oil equivalent (boe) per day.
     Cash from operations before changes in operating assets and liabilities* totaled $2 billion in the third quarter, up from $1.3 billion in the prior-year period. Apache’s third-quarter adjusted earnings,* which exclude certain items that impact the comparability of operating results, totaled $791 million or $2.19 per share, up from $534 million or $1.58 per share in the year-earlier period.
     Third-quarter production averaged 358,475 barrels of liquid hydrocarbons and 1.85 billion cubic feet of natural gas per day, both up 3 percent from the second quarter of 2010. Apache’s operations outside North America accounted for 54 percent of worldwide production. Liquids sales — crude oil and natural gas liquids — were 54 percent of worldwide production and 78 percent of revenue. Including the impact of hedging activities, Apache realized an average of $74.14 per barrel of oil, down slightly from the second quarter, and $4.01 per thousand cubic feet (Mcf) of natural gas, unchanged from the second quarter.
     “Apache’s portfolio balance again contributed to strong operational and financial results in the third quarter,” said G. Steven Farris, chairman and chief executive officer. “In Australia, the Pyrenees and Van Gogh developments of Apache’s Exmouth Basin oil discoveries continued to make significant contributions. We also had higher production in the Permian Basin and Gulf of Mexico as a result of recent acquisitions that will continue to fuel Apache’s growth.
     “Apache’s focus is on integrating operations and building additional value from the assets acquired this year in the Gulf of Mexico, Permian Basin and western Canada as well as our previously announced acquisition in Egypt, which we expect will close during the fourth quarter,” Farris said. “We also are continuing our high-impact exploration programs in Australia and Egypt.
     “In December, after the acquisition activity is expected to be completed, we forecast production to exceed 775,000 boe per day, or 35 percent above the December 2009 level,” Farris said.
     Apache’s third-quarter results include production from Gulf Shelf assets acquired from Devon Energy Corp. in the second quarter as well as the partial-quarter impact of the acquisition of BP’s oil and gas operations, acreage and infrastructure in the Permian Basin of West Texas and New Mexico on Aug. 10.
     Apache’s subsidiary, Apache Canada Ltd., completed its acquisition of substantially all of BP’s upstream natural gas business in western Alberta and British Columbia on Oct. 8.
     Apache also expects to close the previously announced merger with Mariner Energy upon approval of Mariner’s shareholders at a special meeting scheduled Nov. 10. Mariner is an independent producer with operations in the Gulf of Mexico, the Gulf Coast and the Permian Basin.
     Apache Corporation is an oil and gas exploration and production company with operations in the United States, Canada, Egypt, the United Kingdom North Sea, Australia and Argentina.
     Apache posts announcements, updates and investor information, in addition to all press releases, on its website, www.apachecorp.com.
     *Adjusted earnings and cash from operations before changes in operating assets and liabilities are non-GAAP measures. Please see reconciliations below. For supplemental and non-GAAP information, please go to www.apachecorp.com/financialinfo.

     NOTE: Apache will conduct a conference call to discuss its third-quarter results at 1 p.m. Central time on Thursday, Nov. 4. The third-quarter conference call will be webcast from Apache’s website, http://www.apachecorp.com. The webcast replay and podcast will be archived on Apache’s website. The conference call will be available for delayed playback by telephone for one week beginning at approximately 4 p.m. on Nov. 4. To access the telephone playback, dial (800) 642-1687 (please note new playback number) and provide Apache’s confirmation code, 19776911.
Forward-Looking Statements
     This news release contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 including, without limitation, expectations, beliefs, plans and objectives regarding production and exploration activities. Any matters that are not historical facts are forward-looking and, accordingly, involve estimates, assumptions, risks and uncertainties, including, without limitation, risks, uncertainties and other factors discussed in our most recently filed Annual Report on Form 10-K, recent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K available on our website, http://www.apachecorp.com/, and in our other public filings and press releases. There is no assurance that Apache’s expectations will be realized, and actual results may differ materially from those expressed in the forward-looking statements. We assume no duty to update these statements as of any future date. However, readers should review carefully reports and documents that Apache files periodically with the Securities and Exchange Commission.

APACHE CORPORATION
FINANCIAL INFORMATION
(In thousands, except per share data)

	For the Quarter		For the Nine Months
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
REVENUES AND OTHER:
Oil and gas production revenues	$3,046,445	$2,325,705	$8,708,835	$6,003,663
Other	(33,786)	6,726	(51,015)	55,971

	3,012,659	2,332,431	8,657,820	6,059,634

COSTS AND EXPENSES:
Depreciation, depletion and amortization
Recurring	786,237	625,898	2,154,486	1,779,874
Additional	—	—	—	2,818,161
Asset retirement obligation accretion	24,783	26,053	73,545	79,274
Lease operating expenses	506,556	445,535	1,392,751	1,248,297
Gathering and transportation	42,840	36,232	126,243	103,050
Taxes other than income	158,627	183,931	522,398	387,211
General and administrative	96,908	82,492	275,887	258,443
Financing costs, net	59,350	61,684	174,374	181,426

	1,675,301	1,461,825	4,719,684	6,855,736

INCOME (LOSS) BEFORE INCOME TAXES	1,337,358	870,606	3,938,136	(796,102)
Current income tax provision	206,709	262,430	888,834	483,171
Deferred income tax provision (benefit)	352,384	166,160	705,833	(409,069)

NET INCOME (LOSS)	778,265	442,016	2,343,469	(870,204)
Preferred stock dividends	13,276	1,420	13,276	4,260

INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCK	$764,989	$440,596	$2,330,193	$(874,464)

NET INCOME (LOSS) PER COMMON SHARE:
Basic	$2.14	$1.31	$6.78	$(2.61)

Diluted	$2.12	$1.30	$6.72	$(2.61)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	356,718	336,159	343,826	335,637

DILUTED SHARES OUTSTANDING	367,439	337,872	348,784	335,637

APACHE CORPORATION
FINANCIAL INFORMATION
(In thousands)

	For the Quarter		For the Nine Months
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
CAPITAL EXPENDITURES (1):
Exploration & Development Costs
United States	$422,001	$178,890	$1,039,479	$747,691
Canada	227,489	102,476	592,593	312,791

North America	649,490	281,366	1,632,072	1,060,482

Egypt	205,054	146,282	509,947	534,893
Australia	105,604	135,798	401,023	420,960
North Sea	207,459	77,160	437,325	293,451
Argentina	72,551	26,596	166,412	108,892
Chile	5,659	196	20,034	4,145

International	596,327	386,032	1,534,741	1,362,341

Worldwide Exploration & Development Costs	$1,245,817	$667,398	$3,166,813	$2,422,823

Gathering, Transmission and Processing Facilities
Canada	$34,769	$13,094	$107,167	$69,235
Egypt	20,540	14,527	110,369	109,607
Australia	12,806	10,841	102,269	23,213
Argentina	673	599	2,036	1,729

Total Gathering, Transmission and Processing	$68,788	$39,061	$321,841	$203,784

Capitalized Interest	$29,007	$14,344	$64,359	$45,325

Capital Expenditures, excluding acquisitions	$1,343,612	$720,803	$3,553,013	$2,671,932

Acquisitions	$2,516,902	$15,123	$3,550,296	$258,343

(1)	Accrual basis

	September 30,	December 31,
	2010	2009
BALANCE SHEET DATA:
Cash and Cash Equivalents	$1,211,439	$2,048,117
Other Current Assets	3,039,021	2,537,732
Property and Equipment, net	28,346,116	22,900,615
Goodwill	189,252	189,252
Deposit Related to Acquisition of BP Properties	3,500,000	—
Other Assets	642,521	510,027

Total Assets	$36,928,349	$28,185,743

Short-Term Debt	$135,369	$117,326
Other Current Liabilities	2,391,361	2,275,232
Long-Term Debt	6,380,579	4,950,390
Deferred Credits and Other Noncurrent Liabilities	6,075,658	5,064,174
Shareholders’ Equity	21,945,382	15,778,621

Total Liabilities and Shareholders’ Equity	$36,928,349	$28,185,743

Common shares outstanding at end of period	364,425	336,437

APACHE CORPORATION
FINANCIAL INFORMATION

	For the Quarter		For the Nine Months
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
PRODUCTION DATA:
OIL VOLUME — Barrels per day
Gulf Coast	54,683	51,440	52,009	50,778
Central	3,767	2,189	3,027	2,224
Permian	39,374	34,584	37,033	34,833

United States	97,824	88,213	92,069	87,835
Canada	13,868	14,595	14,252	15,586

North America	111,692	102,808	106,321	103,421

Egypt	99,818	93,550	96,387	90,848
Australia	56,876	10,849	48,324	9,732
North Sea	58,764	67,288	58,254	62,515
Argentina	9,645	11,026	9,812	11,799

International	225,103	182,713	212,777	174,894

Total	336,795	285,521	319,098	278,315

NATURAL GAS VOLUME — Mcf per day
Gulf Coast	402,777	401,094	388,760	359,787
Central	216,189	198,700	204,446	204,002
Permian	117,557	99,268	101,440	94,718

United States	736,523	699,062	694,646	658,507
Canada	334,945	371,516	329,443	367,562

North America	1,071,468	1,070,578	1,024,089	1,026,069

Egypt	380,598	372,312	377,051	355,824
Australia	197,090	225,349	202,473	176,457
North Sea	2,372	2,983	2,483	2,771
Argentina	202,381	183,504	180,219	189,303

International	782,441	784,148	762,226	724,355

Total	1,853,909	1,854,726	1,786,315	1,750,424

NGL VOLUME — Barrels per day
Gulf Coast	6,481	5,045	5,433	4,096
Central	592	385	529	315
Permian	9,426	1,589	5,814	1,401

United States	16,499	7,019	11,776	5,812
Canada	2,134	2,166	1,956	2,110

North America	18,633	9,185	13,732	7,922
Argentina	3,047	3,291	3,151	3,174

Total	21,680	12,476	16,883	11,096

BOE per day
Gulf Coast	128,293	123,334	122,235	114,838
Central	40,390	35,690	37,631	36,539
Permian	68,393	52,718	59,753	52,020

United States	237,076	211,742	219,619	203,397
Canada	71,827	78,680	71,115	78,957

North America	308,903	290,422	290,734	282,354

Egypt	163,251	155,602	159,228	150,152
Australia	89,724	48,408	82,070	39,142
North Sea	59,159	67,785	58,668	62,977
Argentina	46,423	44,901	43,000	46,523

International	358,557	316,696	342,966	298,794

Total	667,460	607,118	633,700	581,148

APACHE CORPORATION
FINANCIAL INFORMATION

	For the Quarter		For the Nine Months
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
PRICING DATA:
AVERAGE OIL PRICE PER BARREL
Gulf Coast	$75.79	$66.70	$76.53	$55.07
Central	72.43	64.11	73.73	51.97
Permian	72.47	60.37	73.78	49.05
United States (1)	73.67	64.57	74.05	54.89
Canada	69.01	63.79	71.76	51.95
North America (1)	73.09	64.46	73.74	54.45
Egypt	75.91	65.64	76.15	56.67
Australia	74.80	73.70	74.66	58.74
North Sea	75.25	65.76	76.13	56.68
Argentina	57.31	48.53	56.84	47.29
International	74.66	65.13	74.91	56.15
Total (1)	74.14	64.89	74.52	55.52

AVERAGE NATURAL GAS PRICE PER MCF
Gulf Coast	$4.67	$3.59	$4.93	$4.03
Central	4.41	3.28	4.76	3.34
Permian	4.64	4.56	5.49	4.16
United States (1)	5.10	3.99	5.41	4.13
Canada (1)	4.42	3.61	4.72	4.04
North America (1)	4.89	3.86	5.19	4.10
Egypt	3.57	3.86	3.55	3.78
Australia	2.20	2.04	2.21	1.85
North Sea	16.54	14.89	17.35	11.66
Argentina	1.79	1.89	1.93	1.92
International	2.80	2.92	2.86	2.85
Total (1)	4.01	3.46	4.19	3.58

AVERAGE NGL PRICE PER BARREL
Gulf Coast	$32.81	$33.95	$42.64	$29.49
Central	48.38	28.43	45.90	25.36
Permian	34.11	31.96	36.31	27.85
United States	34.11	33.20	39.66	28.87
Canada	34.18	24.22	36.58	23.03
North America	34.12	31.08	39.22	27.32
Argentina	26.39	15.44	28.98	16.13
Total	33.03	26.96	37.31	24.12

(1)	Prices reflect the impact of financial derivative hedging activities.

APACHE CORPORATION
FINANCIAL INFORMATION
(In thousands, except per share data)
NON-GAAP FINANCIAL MEASURES:
Reconciliation of income attributable to common stock to adjusted earnings:
The press release discusses Apache’s adjusted earnings. Adjusted earnings exclude certain items that management believes affect the comparability of operating results and are meaningful for the following reasons:
•	Management uses adjusted earnings to evaluate the company’s operational trends and performance relative to other oil and gas producing companies.

•	Management believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings for items that may obscure underlying fundamentals and trends.

•	The reconciling items below are the types of items management believes are frequently excluded by analysts when evaluating the operating trends and comparability of the company’s results.

	For the Quarter		For the Nine Months
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
Income (Loss) Attributable to Common Stock (GAAP)	$764,989	$440,596	$2,330,193	$(874,464)

Adjustments:
Foreign currency fluctuation impact on deferred tax expense	26,272	93,089	1,345	116,172
Additional depletion, net of tax	—	—	—	1,981,398

Adjusted Earnings (Non-GAAP)	$791,261	$533,685	$2,331,538	$1,223,106

Adjusted Earnings Per Share (Non-GAAP)
Basic	$2.22	$1.59	$6.78	$3.64

Diluted	$2.19	$1.58	$6.72	$3.62

Average Number of Common Shares
Basic	356,718	336,159	343,826	335,637

Diluted	367,439	337,872	348,784	337,417

Reconciliation of net cash provided by operating activities to cash from operations before changes in operating assets and liabilities:
The press release discusses Apache’s cash from operations before changes in operating assets and liabilities. It is presented because management believes the information is useful for investors because it is used internally and widely accepted by those following the oil and gas industry as a financial indicator of a company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt. It is also used by research analysts to value and compare oil and gas exploration and production companies, and is frequently included in published research when providing investment recommendations. Cash from operations before changes in operating assets and liabilities, therefore, is an additional measure of liquidity, but is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities.
The following table reconciles net cash provided by operating activities to cash from operations before changes in operating assets and liabilities.

	For the Quarter		For the Nine Months
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
Net cash provided by operating activities	$1,714,753	$1,312,742	$4,800,194	$2,679,471
Changes in operating assets and liabilities	269,905	(16,822)	587,067	859,092

Cash from operations before changes in operating assets and liabilities	$1,984,658	$1,295,920	$5,387,261	$3,538,563